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                                                                    EXHIBIT 10.3


                        INDEPENDENT CONTRACTOR AGREEMENT

        This Independent Contractor Agreement (the "Agreement") is made and entered into as of December 1, 1999, by and between NetStaff, Inc., having an office at 168 South Park, San Francisco, CA 94107 (the "Company"), and Millennium 3 Design ("Independent Contractor").

        The Company desires to retain Independent Contractor as an independent contractor to perform certain services for the Company and Independent Contractor is willing to perform such services, on terms set forth more fully below.

        In consideration of the mutual promises contained herein, the parties agree as follows:

1.      SERVICES AND COMPENSATION

        (a) Independent Contractor agrees to perform corporate image design and development services for the Company.

        (b) As compensation for such services, the Company agrees to pay Independent Contractor an aggregate fee of $90,000.00 per year, by paying $7500 per month, at the beginning of each month, for twelve (12) months, commencing December 1, 1999, upon presentation of an invoice from Independent Contractor. In addition, Independent Contractor shall be entitled to reimbursement on a monthly basis of out-of-pocket expenses incurred during the course of its performance of the aforesaid services upon presentation of an itemized invoice for such expenses.


2.      CONFIDENTIALITY


        (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, business, product and service plans, products, services, customers, customer lists, markets, strategy, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts, offices, documents or equipment.

        (b) Independent Contractor will not, during or subsequent to the term of this Agreement, use Confidential Information for any purpose whatsoever other than in the performance of the Services on behalf of the Company or disclose Confidential Information to any third party.

        (c) It is understood that said Confidential Information shall remain the sole property of the Company.

        (d) Independent Contractor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Independent Contractor, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 5 of this Agreement.

        (e) Confidential Information does not include information which (i) is known to Independent Contractor at the time of disclosure to Independent Contractor by the Company as evidenced by written records of Independent Contractor, (ii) has become publicly known and made generally available through no wrongful act of Independent Contractor, or (iii) has been rightfully received by Independent Contractor from a third party who is authorized to make such disclosure.



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        (f) Without the Company's prior written approval, Independent Contractor will not, directly or indirectly, disclose to anyone the existence of this Agreement or the fact that Independent Contractor has this arrangement or business relationship with the Company.

        (g) Independent Contractor agrees that Independent Contractor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Independent Contractor has an agreement or duty to keep in confidence information acquired by Independent Contractor, if any, and that Independent Contractor will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity, unless consented to in writing by such employer, person or entity. Independent Contractor will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting, in whole or in part, from the Company's use of the work product of Independent Contractor under this Agreement.

        (h) Independent Contractor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Independent Contractor agrees that Independent Contractor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

        (i) Upon the termination of this Agreement, or upon Company's earlier request, Independent Contractor will deliver to the Company all of the Company's property or Confidential Information that Independent Contractor may have in Independent Contractor's possession or control.

3.      OWNERSHIP

        (a) Independent Contractor agrees that all ideas, material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Independent Contractor, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Independent Contractor may be directed to undertake, investigate or experiment with, or which Independent Contractor may become associated with in work, investigation or experimentation in the line of business of the Company in performing the Services hereunder, are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Independent Contractor further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, trademarks, patents, mask work rights or other intellectual property rights relating thereto.

        (b) Independent Contractor agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any trademarks, copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any trademarks, copyrights, patents, mask work rights or other intellectual property rights relating thereto. Independent Contractor further agrees that Independent Contractor's obligation to execute or cause to be executed, when it is in Independent Contractor's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

        (c) Independent Contractor agrees that, if in the course of performing the Services,



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Independent Contractor incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Independent Contractor or in which Independent Contractor has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

        (d) Independent Contractor agrees that if the Company is unable because of Independent Contractor's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Independent Contractor's signature to apply for or to pursue any application for any United States or foreign trademarks, patents or mask work, or copyright registrations covering the Inventions assigned to the Company above, then Independent Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Independent Contractor's agent and attorney in fact, to act for and in Independent Contractor's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of trademarks, patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Independent Contractor.

4.      REPORTS

        Independent Contractor agrees that it will from time to time during the term of this Agreement, or any extension thereof, keep the Company advised as to Independent Contractor's progress in performing the Services hereunder and that Independent Contractor will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Independent Contractor's Services.

5.      CONFLICTING OBLIGATIONS

        (a) Independent Contractor certifies that Independent Contractor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Independent Contractor from complying with the provisions hereof, and further certifies that Independent Contractor will not enter into any such conflicting Agreement during the term of this Agreement.

        (b) In view of Independent Contractor's access to the Company's trade secrets and proprietary know-how, Independent Contractor further agrees that Independent Contractor will not, without Company's prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement.

6.      TERM AND TERMINATION

        (a) This Agreement will commence on the date set forth above and will continue for a term of one (1) year or until termination as provided below.

        (b) The Company may terminate this Agreement at any time, with or without cause, upon giving written notice thereof to Independent Contractor. Any such notice shall be addressed to Independent Contractor at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery, if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. The Company may terminate this Agreement immediately and without prior notice if Independent Contractor refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

        (c) Upon such termination, all rights and duties of the parties toward each other shall cease except:



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               (i) that the Company shall be obliged to pay, within thirty (30)
days of the effective date of termination, the balance of the fee that remains owing to Independent Contractor for the full term of this Agreement; and

               (ii) Sections 2 (Confidentiality), 3 (Ownership), 5 (b) (Conflicting Obligations, 8 (Independent Contractors) and 9 (Arbitration and Equitable Relief) shall survive termination of this Agreement.

7.      ASSIGNMENT

        Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Independent Contractor without the express written consent of the Company.

8.      INDEPENDENT CONTRACTOR

        (a) Nothing in this Agreement shall in any way be construed to constitute Independent Contractor as an agent, employee or representative of the Company. Independent Contractor shall perform the Services hereunder as an independent contractor. Independent Contractor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with its performance.

        (b) Independent Contractor acknowledges and agrees that Independent Contractor is obligated to report as income all compensation received by Independent Contractor, pursuant to this Agreement, and Independent Contractor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Independent Contractor further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay in withholding taxes or similar items or (ii) resulting from Independent Contractor's being determined not to be an independent contractor.

        (c) Independent Contractor acknowledges that a portion of the work to be performed by the Company involves or may involve physical risk. Independent Contractor hereby releases and will hold harmless the Company from any physical harm that it or any of its employees suffers as a result of Independent Contractors performance under this Agreement. Independent Contractor also acknowledges that it has sufficient medical benefits and insurance covering all of its employees.

9.      ARBITRATION AND EQUITABLE RELIEF

        (a) Except as provided in Section 9(b) below, the Company and Independent Contractor agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and Independent Contractor shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses.

        (b) Independent Contractor agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Independent Contractor agrees that if Independent Contractor breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Independent Contractor further agrees that no bond or other security shall be required in obtaining such equitable relief and Independent Contractor hereby consents to the issuances of such injunction and to the ordering of such specific performance.



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10.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of California.

11.     ENTIRE AGREEMENT

        This Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MILLENNIUM 3 DESIGN

By:  /s/ COLIN CHILDERLEY
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Name:  Colin Childerley
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Title:  Owner
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NETSTAFF, INC.

By: /s/ PATRICK RYLEE
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Name:  Patrick Rylee
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Title:  President
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